                        RICHMOND COUNTY FINANCIAL CORP.
                             1214 CASTLETON AVENUE
                         STATEN ISLAND, NEW YORK 10310
                                (718) 448-2800


                                                            August 24, 1998


Fellow Shareholders:

     You are cordially invited to attend the 1998 annual meeting of shareholders (the "Annual Meeting") of Richmond County Financial Corp. (the "Company"), the holding company for Richmond County Savings Bank (the "Bank"), Staten Island, New York, which will be held on September 29, 1998 at 10:00 a.m., Eastern Time, at the Columbian Lyceum, 386 Clove Road, Staten Island, New York 10310.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of Ernst & Young LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1, THAT YOU VOTE "FOR" APPROVAL OF THE RICHMOND COUNTY FINANCIAL CORP. 1998 STOCK-BASED INCENTIVE PLAN (THE "INCENTIVE PLAN") AS SPECIFIED UNDER PROPOSAL 2 AND THAT YOU VOTE "FOR" PROPOSAL 3, THE RATIFICATION OF INDEPENDENT AUDITORS.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS AT THE ANNUAL MEETING.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                              Sincerely yours,


                              /s/ Michael F. Manzulli
                              Michael F. Manzulli
                              Chairman of the Board
                                and Chief Executive Officer

                        RICHMOND COUNTY FINANCIAL CORP.
                             1214 CASTLETON AVENUE
                        STATEN ISLAND, NEW YORK  10310
                      __________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 29, 1998
                      __________________________________


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Richmond County Financial Corp. (the "Company"), the holding company for Richmond County Savings Bank (the "Bank"), will be held on September 29, 1998 at 10:00 a.m., Eastern Time, at the Columbian Lyceum, 386 Clove Road, Staten Island, New York 10310.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.  The election of three directors to a three-year term of office;
     2. The approval of the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan;
     3. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1999; and
     4. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established August 20, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Richmond County Financial Corp., 1214 Castleton Avenue, Staten Island, New York 10310, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors

                              /s/ Thomas R. Cangemi
                              Thomas R. Cangemi
                              Senior Vice President and
                               Corporate Secretary


Staten Island, New York
August 24, 1998

                        RICHMOND COUNTY FINANCIAL CORP.
                            _______________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                              SEPTEMBER 29, 1998
                            _______________________

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of Richmond County Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on September 29, 1998, at 10:00 a.m., Eastern Time, at the Columbian Lyceum, 386 Clove Road, Staten Island, New York 10310, and at any adjournments thereof. The 1998 Annual Report to Stockholders, including the consolidated financial statements of the Company for the fiscal year ended June 30, 1998, accompanies this Proxy Statement which is first being mailed to record holders on or about August 24, 1998.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, "FOR" THE APPROVAL OF THE RICHMOND COUNTY FINANCIAL CORP. 1998 STOCK-BASED INCENTIVE PLAN AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND THE ANNUAL MEETING AND VOTE PERSONALLY AT THE ANNUAL MEETING.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Richmond County Savings Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES AND REQUIRED VOTES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on August 20, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 26,423,550 shares.

     As provided in the Company's Certificate of Incorporation, for voting purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors (Proposal 1), the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either: (i) broker non-votes; or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the proposed approval of the Incentive Plan (Proposal 2) submitted for shareholder action, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item.

     As to the ratification of Ernst & Young LLP as independent auditors of the Company (Proposal 3) and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item.

     Under the Company's Bylaws and Delaware law, an affirmative vote of the holders of a majority of the votes cast at the Annual Meeting on Proposals 1 and 3 is required to constitute shareholder approval of each such Proposal. Shares underlying broker non-votes or in excess of the limit will not be counted as present and entitled to vote or as votes cast and will have no effect on the vote. For further information on the vote required to implement Proposal 2 during the first year following the conversion from mutual to stock form of the Company's subsidiary, the Bank, which was completed on February 18, 1998 (the "Conversion"), see the discussion under Proposal 2 herein. For purposes of the rules and regulations of the Securities and Exchange Commission (the "SEC"), shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to Proposal 2 have the effect of a vote against Proposal 2 and shares underlying broker non-votes or in excess of the limit are not counted as entitled to vote on Proposal 2 and have no effect on the vote on the proposal.

     Proxies solicited hereby are to be returned to the Company's transfer agent, Registrar and Transfer Company ("RTC"). The Board of Directors has designated RTC to act as the inspector of election and tabulate the votes at the Annual Meeting. RTC is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                                AMOUNT AND
                                                                                NATURE OF
                                         NAME AND ADDRESS                       BENEFICIAL         PERCENT
   TITLE OF CLASS                       OF BENEFICIAL OWNER                     OWNERSHIP         OF CLASS
-----------------   -----------------------------------------------------  ------------------   -------------
Common Stock        Richmond County Savings Bank Employee Stock Ownership       2,113,880(1)        8.0%
                    Plan (the "ESOP")
                    1214 Castleton Avenue
                    Staten Island, New York  10310

Common Stock        Richmond County Savings Charitable Foundation (the          1,957,300(2)        7.4%
                    "Foundation")
                    1214 Castleton Avenue
                    Staten Island, New York  10310

Common Stock        Thomson, Horstmann & Bryant, Inc.                           1,568,850(3)        5.9%
                    Park 80 West, Plaza One
                    Saddle Brook, New Jersey 07663


____________________________
(1) Shares of Common Stock were acquired by the ESOP in the Bank's conversion. The ESOP Committee administers the ESOP. Marine Midland Bank has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of August 24, 1998, no shares have been allocated under the ESOP. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) The Foundation was established and funded by the Company in connection with the Bank's Conversion with an amount of the Company's Common Stock equal to 8.0% of the total amount of Common Stock sold in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to the promotion of charitable purposes within the communities in which the Bank operates. The Foundation is governed by a board of directors with eight members, all of whom are directors of the Company or the Bank. Pursuant to the terms of the contribution of Common Stock, as mandated by federal regulations the Office of Thrift Supervision ("OTS"), all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by shareholders of the Company.
(3) According to information disclosed on Schedule 13F, filed with the SEC on July 27, 1998. Thomson, Horstmann & Bryant, Inc. is an investment adviser under Section 203 of the Investment Advisers Act of 1940.


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The Company is presenting the Incentive Plan to shareholders for approval under which all directors, officers and employees of the Bank and the Company are eligible to receive awards. See Proposal 2 for a summary of the material terms of the Incentive Plan.

                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of eight (8) directors and is divided into three classes. Each of the eight members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at the Annual Meeting are James L. Kelley, T. Ronald Quinlan, Jr. and Anthony E. Burke. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, as of the Record Date, the names of nominees and continuing directors and the Named Executive Officers (as defined below), their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director, each Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                                        Amount and
                                                                                        Nature of
                                                                   Expiration of        Beneficial            Ownership
Name and Principal Occupation at                     Director        Term as            Ownership           as a Percent
 Present and for Past Five Years           Age       Since(1)        Director             (2)(3)             of Class(4)
------------------------------------------------------------------------------------------------------------------------

NOMINEES

James L. Kelley                              56          1997            2001             13,640                *
  Partner of the law firm of Lahr,
   Dillon, Manzulli, Kelley &
   Penett, P.C.

T. Ronald Quinlan, Jr.                       71          1978            2001              1,000                *
  Retired President of Quinlan Fuel
   Service.

Anthony E. Burke                             51          1997            2001             14,425                *
  President and Chief Operating
   Officer of the Company;
   President, Chief Operating
   Officer and Director of the
   Bank; formerly a Partner with
   the financial services industry
   group of Ernst & Young LLP.

CONTINUING DIRECTORS

Michael F. Manzulli                          57          1990            2000             27,225                *
  Chairman of the Board and Chief
   Executive Officer of the Company
   and the Bank.

Godfrey H. Carstens, Jr.                     70          1973            2000             17,032                *
  Owner and President of Carstens
   Electrical Supply Co.

Robert S. Farrell                            72          1973            2000             19,945                *
  President of H.S. Farrell, Inc.,
   a building supply company.


William C. Frederick, M.D.                   70          1980            1999              6,000                *
  Surgeon in Staten Island, New
   York.

Maurice K. Shaw                              59          1979            1999              6,326                *
  Senior Vice President in charge
   of corporate affairs of Brooklyn
   Union Gas Co.

NAMED EXECUTIVE OFFICERS
(WHO ARE NOT ALSO DIRECTORS)

Thomas R. Cangemi                            30            --              --             27,175                *
  Senior Vice President, Chief
   Financial Officer and Secretary
   of the Company; formerly held a
   variety of executive positions
   at publicly-traded companies,
   including financial institutions.

John M. McKenna                              62            --              --              1,063                *
  Executive Vice President of the
   Bank.

All directors and executive                  --            --              --            249,084                *
 officers as a group (23 persons)...

  __________________________
  *   Does not exceed 1.0% of the Company's voting securities.
  (1) Includes years of service as a trustee of the Bank.
  (2) Each person effectively exercises sole (or shares with spouse or other immediate family members) voting or dispositive power as to shares reported.
  (3) Does not include options and awards intended to be granted under the Incentive Plan which is subject to shareholder approval. For a discussion of the options and awards that are intended to be granted under the Incentive Plan, see Proposal 2.
  (4) As of the Record Date, there were 26,423,550 shares of Common Stock outstanding.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company and the Board of Directors of the Bank conduct business through meetings of the Board of Directors and through the activities of their committees. The Board of Directors of the Company and the Bank's Board of Directors generally meet on a monthly basis and both may have additional meetings as needed. During the fiscal year ended June 30, 1998, the Board of Directors of the Company held 13 meetings. The Board of Trustees of the Bank held 15 meetings during fiscal 1998. All of the directors of the Company and Bank attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during the fiscal year ended June 30, 1998. The Board of Directors of the Company and Bank maintain committees, the nature and composition of which are described below:

     AUDIT COMMITTEE. The Audit Committee of the Company consists of Messrs. Farrell, Frederick, Quinlan and Shaw, who are outside Directors. The Audit and Examining Committee of the Bank consists of Messrs. Farrell, Frederick, Quinlan, Shaw and DeForest (Emeritus). These committees are responsible for the review of audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. The Committees met 4 times in fiscal 1998.

     NOMINATING COMMITTEE. The Company's Nominating Committee for the 1998 Annual Meeting consists of all of the Directors of the Company. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at a Special or Annual Meeting." The Nominating Committee met on June 18, 1998.

     COMPENSATION COMMITTEE. The Compensation Committee of the Company consists of Messrs. Carstens, Farrell, Frederick and Shaw. This Committee is responsible for all matters regarding compensation and fringe benefits for officers and employees of the Company and the Bank and meet on an as needed basis. See "Executive Compensation - Compensation Committee Report on Executive Compensation." The Compensation Committee of the Company met 3 times in fiscal 1998.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Outside directors of the Company receive an annual retainer of $15,000. No additional fees will be paid for Board or committee meetings attended. Outside Directors of the Bank are currently paid $1,400 per Board meeting attended and $850 per Committee meeting attended.

     INCENTIVE PLAN. The Company is presenting the Incentive Plan to shareholders for approval, under which all directors of the Company and the Bank are eligible to receive awards. See Proposal 2 for a discussion of the material terms of the Incentive Plan.

EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and certain other executive officers of the Company for the fiscal year ended June 30, 1998. Because the Company had no significant assets, liabilities or operations until February 18, 1998, the following discussion addresses compensation information relating to the Chief Executive Officer and executive officers of the Bank for fiscal 1998 and sets forth the joint report of the Compensation Committees of the Company and the Bank (collectively the "Compensation Committee"). The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     GENERAL POLICY. The Compensation Committee has the responsibility to recommend to the Board of Directors the amount and composition of compensation paid to the executive officers. The Board of Directors has the responsibility to review the report of the Compensation Committee and act on its recommendations. It is the policy of the Compensation Committee to review executive compensation not less than annually and more often if it deems appropriate. During fiscal 1998, the Bank and the Company undertook a process to revise executive compensation to assure competitiveness in the marketplace, especially in light of the Bank's conversion to a stock institution and the formation of the Company as a public company.

     The Compensation Committee's goal is to utilize whatever means it considers necessary to obtain adequate and up-to-date information upon which to base its recommendations to the Board of Directors. The process which the Compensation Committee utilized for fiscal 1998, included reviewing the results of various compensation surveys prepared by independent consultants, as well as assessing the performance of the Chief Executive Officer and other executive officers of the Bank.

     In preparing its analysis with respect to comparative compensation data, the Compensation Committee considers characteristics of peer institutions such as asset size, off-balance sheet assets, earnings, type of business operations, corporate structure and geographic location. With respect to analyzing comparative data for individual executive officers at peer institutions, the Compensation Committee considers the scope and similarity of officer positions, experience and the complexity of individual officer responsibilities.

     In making its compensation determinations, the Compensation Committee also considers the performance of executive officers. The Chief Executive Officer evaluates the performance of all other executive officers and reports to the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer. The

Compensation Committee then reports to the Board of Directors regarding the performance of the Chief Executive Officer and other executive officers. The Compensation Committee also recommends to the Board of Directors the compensation of each of the executive officers, including the Chief Executive Officer. Upon review of the Compensation Committee's recommendations, the Board of Directors sets all executive compensation. The Chief Executive Officer, a member of the Board of Directors, abstains from voting on matters related to his compensation.

     COMPENSATION COMMITTEE CONSIDERATIONS FOR FISCAL 1998. Compensation for executive officers is generally composed of salary, bonus, participation in various employee benefit plans, such as the employee stock ownership plan, the 401(k) plan, and the pension plan sponsored by the Bank. Executive officers may also participate in the non-qualified deferred compensation plan sponsored by the Bank upon designation by the Board of Directors. The benefits provided under the employee stock ownership plan, 401(k) plan, pension plan, and non-qualified deferred compensation plan are determined based on the executive's compensation and/or years of service with the Bank.

     In the past, the Bank participated in a number of compensation surveys with peer institutions. However, as mentioned above, in an effort to ensure its competitiveness in the marketplace and in consideration of the Bank's conversion to a stock institution and the formation of the Company as a public company, the Board of Directors engaged the services of two outside consultants, Hay Group ("Hay") and William M. Mercer, Incorporated ("Mercer") for various projects related to executive compensation. The Compensation Committee utilized the findings and reports of both Hay and Mercer in determining executive compensation for fiscal 1998.

     Hay's report included an assessment of internal equity among certain officer positions and compared the compensation components related to these positions with the compensation practices of peer institutions selected by Hay. The report set forth the methodology utilized for the selection of the peer group, a recommended philosophy of compensation and recommended compensation ranges and adjustments for executive officer positions.

     Mercer's report also included an analysis of the compensation of certain executive officers in relation to the compensation practices of peer institutions selected by Mercer. Mercer's report, which was prepared in connection with the Bank's conversion, also included an opinion as to the reasonable range of compensation for each position reviewed, including the position of Chief Executive Officer.

     After considering information in both reports, including recommendations made by Hay, together with the performance of the Bank and the executive officers, the Compensation Committee recommended to the Board of Directors compensation levels for executive officers, including salary and bonus, within the range found reasonable by Mercer. The Board of Directors approved the recommendation of the Compensation Committee.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. After taking into consideration the factors discussed above, including compensation surveys and the overall qualitative performance of the Chief Executive Officer in managing the Company and the Bank during fiscal 1998 (including his efforts related to the Bank's conversion), the Compensation Committee also recommended to the Board of Directors a level of salary and bonus for the Chief Executive Officer within the range found reasonable by Mercer. The compensation of the Chief Executive Officer was not determined for fiscal 1998 using any specific formula nor did his compensation relate specifically to corporate performance. The Board of Directors approved the recommendations made by the Compensation Committee regarding the Chief Executive Officer's compensation.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                OF THE COMPANY

          Godfrey H. Carstens, Jr.        Robert S. Farrell

          William C. Frederick, M.D.      Maurice K. Shaw

     STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total shareholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies on the Nasdaq National Market and the Nasdaq Market Bank Stock Index for the period beginning on February 18, 1998, the day the Company's Common Stock began trading, through June 30, 1998. The graph was derived from a limited period of time and, as a result, may not be indicative of possible future performance of the Company's Common Stock. The data were supplied by Media General Financial Services.

                             [GRAPH APPEARS HERE]

                                                                         SUMMARY
                                                02/18/98  02/27/98  03/31/98  04/30/98  05/29/98  06/30/98
                                                --------  --------  --------  --------  --------  --------
RICHMOND COUNTY FINANCIAL CORP.                  100.00    102.11    117.62    120.62    116.78    114.86
NASDAQ MARKET INDEX                              100.00    100.00    102.90    105.17     99.76    106.46
NASDAQ MARKET BANK STOCK INDEX                   100.00    100.00    105.68    107.35    105.67    101.59

A. THE LINES REPRESENT MONTHLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY RETURNS THAT INCLUDE ALL DIVIDENDS.
B. THE INDEXES ARE REWEIGHTED DAILY, USING THE MARKET CAPITALIZATION ON THE PREVIOUS TRADING DAY .
C. IF THE MONTHLY INTERVAL, BASED ON THE FISCAL YEAR-END, IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS USED .
D. THE INDEX LEVEL FOR ALL SERIES WAS SET TO $100.00 ON 02/18/98.

     SUMMARY COMPENSATION TABLE.   The following table shows, for the years
ended June 30, 1998, 1997 and 1996, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and all other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1998 ("Named Executive Officers").




                                         Annual Compensation(1)
                                   ---------------------------------

                                                                                  Other Annual
Name and Principal                            Fiscal                              Compensation
    Positions                                 Year      Salary($)   Bonus($)        ($)(2)
-----------------------------------------------------------------------------------------------
Michael F. Manzulli                           1998       $391,724   $40,000   (4)    $   -
Chairman of the Board and Chief              1997        324,416      -                 -
Executive Officer of the Company and
Bank

Anthony E. Burke(5)                           1998      $ 200,992      -                 -
President and Chief Operating Officer of
the Company and Bank

Thomas R. Cangemi(5)                          1998       $102,115      -                 -
Senior Vice President, Chief Financial
Officer and Secretary
of the Company and Bank

John M. McKenna                               1998       $135,174   $ 6,500              -
Executive Vice President                      1997        121,808     6,500              -
of the Bank



                                                Long-Term Compensation
                                         ----------------------------------
                                                    Awards         Payouts
                                         ----------------------------------

                                                        Securities
                                           Restricted   Underlying
                                             Stock       Options/     LTIP        All Other
Name and Principal                           Awards       SAR's      Payouts     Compensation
     Positions                                ($)          ($)         ($)          ($)(3)
---------------------------------------------------------------------------------------------
Michael F. Manzulli                            -            -          -             $42,729
Chairman of the Board and Chief                -            -          -              26,980
Executive Officer of the Company
and Bank

Anthony E. Burke(5)                            -            -          -                 -
President and Chief Operating
Officer of the Company and Bank

Thomas R. Cangemi(5)                           -            -          -                 -
Senior Vice President, Chief
Financial Officer and Secretary
of the Company and Bank

John M. McKenna                                -            -          -             $3,481
Executive Vice President                       -            -          -              3,102
of the Bank

----------------------------------------

(1) Under Annual Compensation, the column titled "Salary" includes any directors' fees.
(2) For fiscal year 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Other compensation includes matching contributions of $4,313 and $3,481 to the Bank's Retirement Plans for Messrs. Manzulli and McKenna, respectively, for fiscal year 1998. Also includes employer contributions of $37,480 contributed to Mr. Manzulli pursuant to the Bank's Supplemental Retirement Plan for fiscal year 1998, and an automobile allowance of $936.
(4) Represents performance bonus related to the successful consummation of the Bank's conversion to stock form.
(5) Mr. Burke and Mr. Cangemi were both hired in October 1997, at an annual base salary of $290,000 and $150,000, respectively.


COMPENSATION ARRANGEMENTS

     EMPLOYMENT AGREEMENTS.   The Company has entered into employment agreements
(collectively, the "Employment Agreement(s)") with Messrs. Manzulli, Burke and Cangemi (individually, the "Executive"). The Employment Agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of Messrs. Manzulli, Burke and Cangemi.

     The Employment Agreements provide for three-year terms. The terms of the Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Employment Agreements provide that the Executive's base salary will be reviewed annually. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly situated executive personnel.

     The Employment Agreements provide for termination for cause as defined in the Agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the Employment Agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plan of the Bank or the Company during the remaining term of the Employment Agreement. The Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a covenant not to compete with the Company or the Bank for one year.

     Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the Employment Agreements), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the Employment Agreement; or (ii) three times the Executive's average annual compensation for the five preceding tax years. The Company would also continue the Executive's life, health, and disability coverage for thirty-six months.

     The Employment Agreements also provide that the Company will compensate the Executive for excise taxes imposed on any "excess parachute payments," as defined under section 280G of the Code, made thereunder, and any additional income and excise taxes imposed as a result of such compensation. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Company if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law. In the event of a change in control of the Bank or the Company, the total amount of payments due under the Agreements, based solely on cash compensation paid to the officers who will receive Employment Agreements over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $3.0 million.

     The Bank has also entered into an employment agreement with Mr. Manzulli which is substantially similar in terms to the Company Employment Agreement. Notwithstanding that both agreements may provide for similar payments and benefits, Mr. Manzulli is not entitled to receive duplicative payments and benefits. The Bank intends to enter into similar agreements with Messrs. Burke and Cangemi.

     CHANGE IN CONTROL AGREEMENTS. The Bank entered into Change in Control Agreements (the "CIC Agreements") with Mr. McKenna and four (4) other executive officers of the Bank (individually, the "Executive"). Each CIC agreement provides for a two-year term. Commencing on the first anniversary date and continuing on each anniversary thereafter, the CIC Agreements may be renewed by the Board of the Bank for an additional year. The CIC Agreements provide that in the event voluntary or involuntary termination following a change in control of the Bank or the Company (as defined in the agreement), the

Executive would be entitled to receive a severance payment equal to two times the Executive's average compensation for the five most recent tax years. The Bank would also continue and pay for the Executive's life, health and disability coverage for twenty-four (24) months following termination. If a change in control occurs, based upon two times fiscal 1998 base salary and incentive bonus and pursuant to the CIC Agreements, the Executives would receive, in the aggregate, $800,000, in addition to other cash and noncash benefits.

     INCENTIVE PLAN. The Company is presenting the Incentive Plan to shareholders for approval, under which all employees of the Company and the Bank are eligible to receive awards. See Proposal 2 for a summary of the material terms of the Incentive Plan.

     RETIREMENT PLAN. The Bank participates in The Retirement Plan of Richmond County Savings Bank in RSI Retirement Trust (the "Retirement Plan") to provide retirement benefits for eligible employees. The table below reflects the pension benefit payable, and any payment due under the Supplemental Executive Retirement Plan, discussed below, to a participant assuming various levels of earnings and years of service. The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants. As of June 30, 1998, Messrs. Manzulli and McKenna had credited years of service of 5 and 5 years, respectively. Messrs. Burke and Cangemi are not yet eligible to participate in the plan.


                                                            Years of Benefit Service
       FINAL AVERAGE         -----------------------------------------------------------------------------------
       Compensation            15                 20                 25                 30                 35
      --------------         -------            -------            -------            -------            -------
          $50,000            $12,525            $16,700            $20,875            $25,050            $29,225
         $100,000             26,775             35,700             44,625             53,550             62,475
         $150,000             41,025             54,700             68,375             82,050             95,725
         $200,000             43,875             58,500             73,125             87,750            102,375
         $250,000             43,875             58,500             73,125             87,750            102,375
         $300,000             43,875             58,500             73,125             87,750            102,375
         $350,000             43,875             58,500             73,125             87,750            102,375
         $400,000             43,875             58,500             73,125             87,750            102,375
         $450,000             43,875             58,500             73,125             87,750            102,375
         $500,000             43,875             58,500             73,125             87,750            102,375
         $550,000             43,875             58,500             73,125             87,750            102,375

_________________________
(1) The compensation utilized for formula purposes includes the salary reported in the "Summary Compensation Table."
(2) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), is $160,000 for plan years beginning on or after January 1, 1998.


     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank currently maintains a Supplemental Executive Retirement Plan ("SERP") under which it credits a specified amount of money to the account of plan participants. The SERP provides certain employees with supplemental retirement income from the Bank when such amounts cannot be paid from the tax-qualified Retirement Plan or 401(k) Plan. Participants in the SERP receive a benefit equal to the amount they would have received under the Retirement Plan and 401(k) Plan, but for certain limitations imposed by the Code. As of June 30, 1998, only Mr. Manzulli is eligible to participate in the SERP.

     MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank maintains a non-tax qualified Management Supplemental Executive Retirement Plan ("MSERP") to provide certain officers and highly compensated employees with additional retirement benefits. The MSERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the MSERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) reducing the number determined by (i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the MSERP vest in 20% annual increments over a five year period commencing as of the date of a Participant's participation in the MSERP. The vested portion of the MSERP Participant's benefits are payable upon the retirement of the Participant upon or after the attainment of age 65 or in accordance with the requirements of early retirement under the Retirement Plan. A separate trust may be established to hold assets of the Bank for the purpose of paying benefits under the MSERP or the Bank may hold assets for MSERP payments through a common trust established for the Retirement Benefit Equalization Plan discussed below.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Bank's policies do not permit the Bank to make loans to any of its Directors, with the exception of first mortgages on primary residences. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     The Bank currently makes loans to its executive officers on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features.

     The Company intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

          PROPOSAL 2. APPROVAL OF THE RICHMOND COUNTY FINANCIAL CORP.
                        1998 STOCK-BASED INCENTIVE PLAN

     The Board of Directors of the Company is presenting for shareholder approval the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan (the "Incentive Plan"), in the form attached hereto as Appendix A. The purpose of the Incentive Plan is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors ("Outside Directors") of the Company and any of its affiliates, including the Bank, with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other shareholder's concerns, and reward employees for outstanding performance. The following is a summary of the material terms of the Incentive Plan which is qualified in its entirety by the complete provisions of the Incentive Plan attached hereto as Appendix A.

GENERAL

     The Incentive Plan authorizes the granting of options to purchase Common Stock of the Company ("Options"), awards of shares of Common Stock ("Stock Awards") and certain related rights (collectively referred to as "Awards"). Subject to certain adjustments to prevent dilution of Awards to participants, the maximum number of shares of Common Stock reserved for Awards under the Incentive Plan is 3,699,297 shares, consisting of 2,642,355 shares reserved for Options and 1,056,942 shares reserved for Stock Awards. All employees and Outside Directors of the Company and its affiliates, including the Bank, are eligible to receive Awards under the Incentive Plan. The Incentive Plan will be administered by a committee (the "Committee") consisting of members of the Company who are not employees of the Company or its affiliates. Authorized but unissued shares or shares previously issued and reacquired by the Company may be used to satisfy Awards under the Incentive Plan. If authorized but unissued shares are used to satisfy Stock Awards and the exercise of Options granted under the Incentive Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing shareholders. The Company currently anticipates that it will establish a trust (the "Incentive Plan Trust"), under which the trustee will purchase, with contributions from the Company or the Bank, previously issued shares to fund the Company's obligation for Stock Awards. As of the date of this Proxy Statement, no Awards have been granted to under the Incentive Plan.

TYPES OF AWARDS

     GENERAL. The Incentive Plan authorizes the grant of Awards in the form of:
(i) Options intended to qualify as incentive stock options under Section 422 of the Code (Options which afford certain tax benefits to the recipients upon compliance with applicable requirements, but which do not result in tax deductions to the Company), referred to as "Incentive Stock Options"; (ii) Options that do not so qualify (Options which do not afford the same income tax benefits to recipients, but which may provide tax deductions to the Company), referred to as "Non-Statutory Stock Options"; (iii) grants of restricted shares of stock ("Stock Awards"); and (iv) related rights which become exercisable only upon a "change in control" (as defined in the Incentive Plan) of the Company or Bank ("Limited Option Rights" and "Limited Stock Rights"). Each type of Award may be subject to certain vesting or service requirements or other conditions imposed by the Committee.

     OPTIONS. Subject to the terms of the Incentive Plan and applicable regulation, the Committee has the authority to determine the amount of Options granted to any individual and the date or dates on which each Option shall become exercisable and any other conditions applicable to an Option. The exercise price of all Options shall be determined by the Committee but shall be at least 100% of the fair market value of the underlying Common Stock at the time of grant. The exercise price of any Option may be paid in cash, Common Stock, or any other form permitted by the Committee at its discretion. See "Alternate Option Payments." The term of Options shall be determined by the Committee, but in no event shall an Option be exercisable more than ten years from the date of grant (or five years from date of grant for a 10% owner with respect to Incentive Stock Options).

     All Options granted under the Incentive Plan to officers and employees may, at the discretion of the Committee, qualify as Incentive Stock Options to the extent permitted under Section 422 of the Code. Under certain circumstances, Incentive Stock Options, may be converted into Non-Statutory Stock Options. In order to qualify as Incentive Stock Options under Section 422 of the Code, the Option must generally be granted only to an employee, must not be transferable (other than by will or the laws of descent and distribution), the exercise price must not be less than 100% of the fair market value of the Common Stock on the date of grant, the term of the Option may not exceed ten years from the date of grant, and no more than $100,000 of options may become exercisable for the first time in any calendar year. Notwithstanding the foregoing requirements, Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding voting stock of the Company may be exercised only for a period of five years from the date of grant and the exercise price must be at least equal to 110% of the fair market value of the underlying Common Stock on the date of grant. Each Outside Director of the Company or its affiliates, as well as employees, will be eligible to receive Non-Statutory Stock Options.

     Unless otherwise determined by the Committee, upon termination of an optionee's services for any reason other than death, disability, retirement, change in control or termination for cause, all then exercisable Options shall remain exercisable for a period of time (three months in the case of termination from service in general, one year in the cases of retirement or termination following a Change in Control) following termination and all unexercisable Options shall be canceled. In the event of the death or disability of an optionee, all unexercisable Options held by such optionee will become fully exercisable and remain exercisable for up to one year thereafter. In the event of termination for cause, all exercisable and unexercisable Options held by the optionee shall be canceled. In the event of the retirement of an optionee, the Committee shall, subject to applicable regulation, have the discretion to allow unexercisable Options to continue to vest or become exercisable in accordance with their original terms. In the event of termination subsequent to a change in control, an optionee's unexercisable options shall continue to become exercisable in accordance with their original terms regardless of the optionee's service with the Company, or any successor entity shall provide the optionee with options or consideration at least equivalent in value and subject to similar conditions as such unexercisable options.

     LIMITED OPTION RIGHTS. The Incentive Plan also provides the Committee with the ability to grant a Limited Option Right simultaneously with the grant of any Option. Limited Option Rights become automatically exercisable by the Company on the individual's behalf only upon a change in control of the Company or the
Bank subject to applicable regulations and certain conditions.   Upon exercise,
the holder will receive a lump sum cash payment equal to the difference between the exercise price of the related Option and the fair market value of the shares of Common Stock subject to the Option on the date of exercise of the right less any applicable tax withholding.

     STOCK AWARDS. Subject to the terms of the Incentive Plan and applicable regulation, the Committee has the authority to determine the amounts of Stock Awards granted to any individual and the dates on which Stock Awards granted will vest or any other conditions which must be satisfied prior to vesting.

     Stock Award recipients any also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon minus any required tax withholding amounts. Prior to vesting, recipients of Stock Awards may direct the voting of shares of Common Stock granted to them and held in the Incentive Plan Trust. Shares of Common Stock held by the Incentive Plan trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Awards.

     Unless otherwise determined by the Committee, upon termination of the services of a holder of a Stock Award for any reason other than death, disability, retirement or termination for cause, all such holder's rights in unvested Stock Awards shall be canceled. In the event of the death or disability of the holder of the Stock Award, all unvested Stock Awards held by such individual will become fully vested. In the event of termination for cause of a holder of a Stock Award, all unvested Stock Awards held by such individual shall be canceled. In the event of retirement of the holder of a Stock Award, the Committee shall, to applicable regulation, have the discretion to determine that all unvested Stock Awards shall continue to vest in accordance with their original terms. In the event of termination subsequent to a change in control, a recipient's unvested Stock Awards shall continue to vest in accordance with their original terms regardless of recipient's service to the Company, or any successor entity shall provide the recipient with stock or consideration at least equivalent in value and subject to similar conditions as such unvested Stock Awards.

     LIMITED STOCK RIGHTS. The Incentive Plan also provides the Committee with the ability to grant a Limited Stock Right simultaneously with the grant of any Stock Award. Limited Stock Rights are related to specific Awards granted and become automatically exercisable by the Company on the individual's behalf only upon a change in control of the Company or the Bank, subject to applicable regulations and certain conditions. Upon exercise, the holder will receive a lump sum cash payment equal to the fair market value of the shares of Common Stock, multiplied by the number of Limited Stock Rights exercised on the date of such change in control less any applicable tax withholding.

TAX TREATMENT

     OPTIONS. An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any Incentive Stock Option, provided that shares transferred in connection with the exercise are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the Option and two years after the date of grant of the Option. If these holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share Option exercise price and the fair market value of the Common Stock is recognized as income taxable at capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of Incentive Stock Options, assuming these holding periods are met.

     In the case of the exercise of a Non-Statutory Stock Option, an optionee will be deemed to have received ordinary income upon exercise of the Option in an amount equal to the aggregate amount by which the fair market value of the Common Stock exceeds the exercise price of the Option. In the event shares received through the exercise of an Incentive Stock Option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the Option will essentially be treated as the exercise of a Non-Statutory Stock Option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income recognized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition will be a deductible expense of the Company for federal income tax purposes, subject to the limitations imposed by Code Section 162(m) (discussed below).

     STOCK AWARDS. When shares of Common Stock, as Stock Awards, are distributed upon vesting, the recipient recognizes ordinary income equal to the fair market value of such shares at the date of distribution plus any dividends and earnings on such shares (provided such date is more than six months after the date of grant) and the Company is permitted a commensurate compensation expense deduction for income tax purposes.

     LIMITED OPTION AND STOCK RIGHTS. Upon the exercise of Limited Option Rights and Limited Stock Rights, the holder will recognize as income the value of the cash received in the year in which the payment is made and the Company and the Bank would generally be entitled to a deduction for the payment.

PERFORMANCE AWARDS

     GENERAL. The Incentive Plan provides the Committee with the ability to condition or restrict the vesting or exercisability of any Award upon the achievement of performance targets or goals as set forth under the Incentive Plan. Any Award subject to such conditions or restrictions is considered to be a "Performance Award." Subject to the express provisions of the Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Award, including the amount of the award, or a formula for determining such, the performance criteria and level of achievement related to these criteria which determine the amount of the award granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance (a "performance period"), the timing of delivery of any awards earned, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The performance criteria upon which Performance Awards are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Award that is intended by the Committee to satisfy the requirements for "performance based compensation" under Code Section 162(m), the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Award may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not increase the amount earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

     QUALIFYING PERFORMANCE CRITERIA AND SECTION 162(M) LIMITS. Subject to shareholder approval of the Plan, the Performance Criteria for any Performance Award that is intended to satisfy the requirements for "performance based compensation" under the Code Section 162(m) shall be based upon any one or more of the following Performance Criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as preestablished by the Committee under the terms of the Award: net income, as adjusted for non-recurring items; cash earnings; earnings per share; cash earnings per share; return on equity; return on assets; assets; stock price; total shareholder return; capital; net interest income; market share; cost control or efficiency ratio; and asset growth.

     MAXIMUM AWARDS. The aggregate amount of Options granted under the Plan during any 60-month period to any one Participant may not exceed 25% of the total amount of options available to be granted under the Incentive Plan. The aggregate amount of shares of Common Stock issuable under a Stock Award granted under the Plan for any 60-month period to any one Participant may not exceed 25% of the total amount of Stock Awards available to be granted under the Incentive Plan.

ALTERNATE OPTION PAYMENTS

     Subject to the terms of the Incentive Plan, the Committee has discretion to determine the form of payment for the exercise of an Option. The Committee may indicate acceptable forms in the Award Agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee. Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the fair market value of the Common Stock on the date prior to the date of exercise.

AMENDMENTS

     Subject to certain restrictions contained in the Incentive Plan, the Board of Directors or Committee may amend the Incentive Plan in any respect, at any time, provided that no amendment may affect the rights of the holder of an Award without his or her permission and such amendment must comply with applicable law and regulation. The Incentive Plan may be subject to certain federal regulations. Such federal regulations provide that any stock-based benefit plan, such as the Incentive Plan, that is adopted by a converted savings institution within the first year after conversion may not provide for the granting of Awards which vest or become exercisable in installments at a rate greater than 20% per year and may not permit the acceleration of vesting or exercisability, except in the case of death or disability. In the event such federal regulations are deemed to be applicable to the Incentive Plan, the Board of Directors intends to take any necessary action, including the amendment of the the Incentive Plan, to provide for the acceleration of vesting or exercisability of Awards upon the occurrence of a change in control of the Company or the Bank and other circumstances. It is intended that any such amendment would be submitted to shareholders for approval to the extent required by applicable regulations.

ADJUSTMENTS

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, including the payment of an extraordinary dividend, the Committee may make such adjustments to previously granted Awards, to prevent dilution, diminution or enlargement of the rights of the holder; provided, however, that in the case of an extraordinary dividend, the Committee may be required to obtain OTS approval prior to any such adjustment. All Awards under this Incentive Plan shall be binding upon any successors or assigns of the Company.

NONTRANSFERABILITY

     Unless determined otherwise by the Committee, Awards under the Incentive Plan shall not be transferable by the recipient other than by will or the laws of intestate succession or pursuant to a domestic relations order. With the consent of the Committee, a recipient may permit transferability or assignment for valid estate planning purposes of a Non-Statutory Stock Option as permitted under the Code or Rule 16b-3 under the Exchange Act and a participant may designate a person or his or her estate as beneficiary of any Award to which the recipient would then be entitled, in the event of the death of the participant.

STOCKHOLDER APPROVAL, EFFECTIVE DATE OF PLAN AND REGULATORY COMPLIANCE

     The Incentive Plan is subject to the regulations of the New York Banking Board ("NYBB") and the Federal Deposit Insurance Corporation ("FDIC"). Neither the NYBB or the FDIC has endorsed or approved the Incentive Plan.

     The Incentive Plan provides that it shall become effective upon the earlier of: (i) the date that it is approved by a majority of votes eligible to be cast by the Company's shareholders at a duly called meeting of shareholders; or (ii) February 19, 1999. Accordingly, if the Incentive Plan is not approved by a majority of the votes eligible to be cast by shareholders at the Annual Meeting, the Incentive Plan and any grants thereunder shall become effective on February 19, 1999 without further shareholder approval unless it is terminated by the Board of Directors. In the absence of the approval of the Incentive Plan by a majority of shares cast at the Annual Meeting, the Options granted under the Incentive Plan would not qualify as Incentive Stock Options under the Code and the Common Stock of the Company may no longer be eligible for listing on the Nasdaq National Market. Additionally, certain federal regulations may apply to the Incentive Plan with regard to the vesting or exercisability of Awards. See, "Amendments" above.

NEW PLAN BENEFITS

     As of the date of this Proxy Statement, no determination had been made regarding the granting of Awards under the Incentive Plan.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE APPROVAL OF THE RICHMOND COUNTY FINANCIAL CORP. 1998 STOCK-BASED INCENTIVE PLAN.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE RICHMOND COUNTY FINANCIAL CORP. 1998 STOCK-BASED INCENTIVE PLAN.


                   PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended June 30, 1998, were Ernst & Young LLP. The Company's Board of Directors has reappointed Ernst & Young LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending June 30, 1999, subject to ratification of such appointment by the shareholders.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                                 ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders, presently anticipated to be held on October 27, 1999, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than May 24, 1999. Any such proposal will be subject to 17 C.F.R. Section 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

     The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 1998, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO THOMAS R. CANGEMI, RICHMOND COUNTY FINANCIAL CORP., 1214 CASTLETON AVENUE, STATEN ISLAND, NEW YORK 10310.

                                    By Order of the Board of Directors

                                    /s/ Thomas R. Cangemi
                                    Thomas R. Cangemi
                                    Senior Vice President and
                                     Corporate Secretary


Staten Island, New York
August 24, 1998


           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
             PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY
              RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY
                        RICHMOND COUNTY FINANCIAL CORP.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                        ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 29, 1998
                           10:00 A.M., EASTERN TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints the official proxy committee of the Board of Directors of Richmond County Financial Corp. (the ""Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on September 29, 1998 at 10:00 a.m., Eastern Time, at the Columbian Lyceum, 386 Clove Road, Staten Island, New York 10310 and at any and all adjournments thereof as indicated.


1. The election as directors of all nominees listed to three-year terms (except as marked to the contrary below):

                FOR             WITHHOLD                FOR ALL EXCEPT
                [ ]               [ ]                        [ ]

JAMES L. KELLEY, T. RONALD QUINLAN, JR. AND ANTHONY E. BURKE

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------

                                        FOR        AGAINST      ABSTAIN
2. The approval of the Companys 1998    [ ]          [ ]          [ ]
   Stock-Based Incentive Plan.

3. The ratification of the appointment  [ ]          [ ]          [ ]
   of Ernst & Young LLP as independent
   auditors of the Company for the
   fiscal year ending June 30, 1999.


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.  [ ]


                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      "FOR" EACH OF THE LISTED PROPOSALS.

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.


-----------------------------            -------------------------------
Stockholder sign above                          Date

-----------------------------            -------------------------------
Co-holder (if any) sign above                   Date


   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

        IMPORTANT: The abovesigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated August 24, 1998.

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY